Velocity Express Corporation 8-K

Exhibit 2.2

AMENDMENT NO. 2 (this “Amendment”) dated as of October 28, 2009 to the ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of September 24, 2009, among Velocity Express Corporation, a Delaware corporation  (“Parent”), Velocity Express, Inc., a Delaware corporation (“VEI”), Velocity Express Leasing, Inc., a Delaware corporation (“VEL”), CD&L, Inc., a Delaware corporation (“CD&L”), VXP Mid-West, Inc., a Delaware corporation (“VXPM”), VXP Leasing Mid-West, Inc., a Delaware corporation (“VXPLM”), Clayton/National Courier Systems, Inc., a Missouri corporation (“CNCS”), Click Messenger Service, Inc., a New Jersey corporation (“Click”), Olympic Courier Systems, Inc., a New York corporation (“Olympic”), Securities Courier Corporation, a New York corporation (“SCS”), Silver Star Express, Inc., a Florida corporation (“Silver Star”), Velocity Systems Franchising Corporation, a Michigan corporation, and U-Ship International, Ltd., a Wisconsin corporation (together with VEI, VEL, CD&L, VXPM, VXPLM, CNCS, Click, Olympic, SCS and Silver Star, the “Subsidiaries”; the Subsidiaries together with Parent are referred to as the “Sellers”), and ComVest Velocity Acquisition I, LLC, a Delaware limited liability company (the “Purchaser”).

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Sellers and the Purchaser hereby agree as follows:

1.  Clause (d) of the definition of "Permitted Liens" in Section 1.1 of the Agreement is hereby amended to add at the beginning thereof, "solely for purposes of Section 3.8(b),".

2.  Section 5.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a)  The Sellers shall make available to the Purchaser a reasonably categorized list and true and complete copies of to the Contracts (including Permits and Licenses that are Contracts), or in the case of oral Contracts true and complete written descriptions thereof (in each case including all amendments thereto and assignments thereof) on or before the fifteenth (15th) day after the date hereof.  Not later than ten (10) Business Days prior to the Closing, the Sellers shall provide the Purchaser with lists of all Contracts (including any lease pursuant to which the Leased Real Property is leased by a Seller), which shall be by specific Contract and not by category of Contract except as otherwise consented to by the Purchaser, which they deem should be Assigned Contracts hereunder and the "cure amounts" pursuant to Section 365 of the Bankruptcy Code relating to each (the “Sellers' Assigned Contracts Schedule”).  All Contracts on Seller’s Assigned Contracts Schedule shall be deemed to be Assigned Contracts unless, at any time and from time to time on or before January 22, 2010, the Purchaser by written notice to the Sellers elects to exclude any one or more of the scheduled Contracts that would otherwise be Assigned Contracts.  The Purchaser also may, at any time and from time to time on or before January 22, 2010, add Contracts not designated by the Sellers (the “Extra Contracts”) (including any lease pursuant to which any Leased Real Property is leased by a Seller and Permits and Licenses) to be an Assigned Contract.  Any Contract which is not designated on the Sellers' Assigned Contracts Schedule or in a notice pursuant to the preceding sentence as an Assigned Contract or which is designated in a notice pursuant to the second preceding sentence (each such designated Contract, an “Excluded Contract”), shall not be an Assigned Contract to be assigned to the Purchaser hereunder and shall be an Excluded Asset.  Notwithstanding the foregoing, the Purchaser shall not be entitled to designate any Assumed Employment Agreement or Assumed Severance Agreement, or any other agreement listed on Schedule 2.2(a)(vi), as an Excluded Contract, and the Sellers shall be required to include each  Assumed Employment Agreement and Assumed Severance Agreement on the Sellers' Assigned Contracts Schedule, unless the employee party thereto does not become a Transferred Employee.  There shall be no adjustment to the Purchase Price as a result of the Purchaser’s election to exclude any one or more of the Contracts from the Transactions pursuant to this Section 5.1(a), or to add any Extra Contracts; except that the Purchaser shall not be required to make any payments for Determined Cure Costs or any other amounts for any such Excluded Contracts. Each Seller hereby appoints the Purchaser its agent and attorney-in-fact for the sole purpose of allowing the Purchaser to continue to operate under each Contract until such time as the Purchaser either designates such Contract as an Assigned Contract or designates that it does not want to have such Contract assigned to it, provided that during such period, the Purchaser shall be responsible for all obligations arising from or in connection with such Contract during such period (and not based on a breach, default or other circumstance existing prior to such period).

3.  The last sentence of Section 7.2(i) is hereby amended to read as follows:

The sum of (i) the aggregate Determined Cure Costs for Assigned Contracts and (ii) the Purchaser's good faith estimate of cure costs with respect to Contracts that are anticipated to become, but have not yet become, Assigned Contracts shall not exceed $250,000.

4.  Except as set forth above, the Agreement shall remain unmodified and in full force and effect.

5.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the United States Bankruptcy Code.

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IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

VELOCITY EXPRESS, INC.

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC.

By:
Name:
Title:

CD&L, INC.

By:
Name:
Title:

VXP MID-WEST, INC.

By:
Name:
Title:

VXP LEASING MID-WEST, INC.

By:
Name:
Title:

CLAYTON/NATIONAL COURIER SYSTEMS, INC.

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC.

By:
Name:
Title:

OLYMPIC COURIER SYSTEMS, INC.

By:
Name:
Title:

SECURITIES COURIER CORPORATION

By:
Name:
Title:

U-SHIP INTERNATIONAL, LTD.

By:
Name:
Title:

SILVER STAR EXPRESS, INC.

By:
Name:
Title:

VELOCITY SYSTEMS FRANCHISING CORPORATION

By:
Name:
Title:

COMVEST VELOCITY ACQUISITION I, LLC

By:
Name:	Jose Gordo
Title:	President